Exhibit 23.1


  Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Dynasil Corporation of America 2010 Stock Incentive Plan of our report dated December 22, 2009, with respect to the consolidated financial statements of Dynasil Corporation of America and Subsidiaries included in its Annual Report (Form 10-K) for the year ended September 30, 2009 filed with the Securities and Exchange Commission.



                                Haefele, Flanagan & Co.,p.c.

Maple Shade, New Jersey
March 19, 2010